       COVER

   As filed with the Securities and Exchange Commission on January 30, 1998
                                              Registration No. 333-________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               LEGG MASON, INC.
           (Exact name of registrant as specified in its charter)

        MARYLAND                                       52-1200960
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


                100 Light Street, Baltimore, Maryland 21202
           (Address of Principal Executive Offices)   (Zip Code)


                        LEGG MASON, INC./BRANDYWINE
                   1998 NON-QUALIFIED STOCK OPTION PLAN
                         (Full Title of the Plan)


                       THEODORE S. KAPLAN, ESQUIRE
                Senior Vice President and General Counsel
                            Legg Mason, Inc.
                            100 Light Street
                       Baltimore, Maryland 21202
                 (Name and address of agent for service)

                             (410) 539-0000
	(Telephone number, including area code, of agent for service)

                             ______________________

                           CALCULATION OF REGISTRATION FEE



                                Proposed            Proposed
 Title of       Amount          Maximum             Maximum          Amount of
Securities to   to be        Offering Price    Aggregate Offering  Registration
be Registered   Registered   Per Share (1)          Price              Fee

Common Stock    225,836 shs.   $48.9375           $11,051,849.25     $3,260.30
($.10 Par Value)





(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on January 29, 1998.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Legg Mason, Inc./Brandywine 1998 Non-Qualified Stock Option Plan (the "Plan") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

          The following documents filed by Legg Mason, Inc. (the
"Company") with the Commission are incorporated herein by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997.

          (c) The description of the Company's common stock, $.10 par value, contained in Amendment No. 4 to the Company's
Application for Registration on Form 8-A, filed April 25, 1997.

          In addition to the foregoing, all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

          Not Applicable.

     Item 5.  Interests of Named Experts and Counsel.

          The validity of the shares of the Company's common stock registered hereby have been passed upon for the Company by Theodore S. Kaplan, Esq., the Company's General Counsel. Mr. Kaplan beneficially owns, or has rights to acquire under an employee benefit plan of the Company, less than one percent of the common stock of the Company.

     Item 6.  Indemnification of Directors and Officers.

          Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted or failed to act in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act or omission was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

          The Registrant's By-Laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

          The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate maximum coverage of $35,000,000.

          The foregoing summaries are subject to the complete text of the statute, By-Laws and agreement referred to above and are qualified in their entirety by reference thereto.

     Item 7.  Exemption from Registration Claimed.

          Not Applicable.

     Item 8.  Exhibits.

          The Exhibits to this Registration Statement are listed in the Exhibit Index on page 8 of this Registration Statement, which Exhibit Index is incorporated herein by reference and made a part hereof.

     Item 9.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

              (1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 30th day of January, 1998.

                                  LEGG MASON, INC.



                                  By: /s/ Theodore S. Kaplan
                                      Theodore S. Kaplan
                                      Senior Vice President

                            POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, John F. Curley, Jr. and Theodore S. Kaplan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                         Date



/s/ Raymond A. Mason         Chairman of the Board,     January 30, 1998
Raymond A. Mason             President and Chief
                             Executive Officer
                             (Principal Executive
                             Officer)


[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]



/s/ F. Barry Bilson          Vice President -            January 30, 1998
F. Barry Bilson              Finance
                             (Principal Financial
                             and Accounting Officer)



/s/ Harold L. Adams          Director                    January 30, 1998
Harold L. Adams



/s/ Charles A. Bacigalupo    Director                    January 30, 1998
Charles A. Bacigalupo



/s/ James W. Brinkley        Director                    January 30, 1998
James W. Brinkley



/s/ Edmund J. Cashman, Jr.   Director                    January 30, 1998
Edmund J. Cashman, Jr.



/s/ John F. Curley, Jr.      Director                    January 30, 1998
John F. Curley, Jr.



/s/ Harry M. Ford, Jr.       Director                    January 30, 1998
Harry M. Ford, Jr.



/s/ Richard J. Himelfarb     Director                    January 30, 1998
Richard J. Himelfarb



/s/ John E. Koerner, III     Director                    January 30, 1998
John E. Koerner, III





[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]



/s/ John B. Levert, Jr.      Director                    January 30, 1998
John B. Levert, Jr.



/s/ W. Curtis Livingston     Director                    January 30, 1998
W. Curtis Livingston



/s/ Edward I. O'Brien        Director                    January 30, 1998
Edward I. O'Brien



/s/ Peter F. O'Malley        Director                    January 30, 1998
Peter F. O'Malley



/s/ Nicholas J. St. George   Director                    January 30, 1998
Nicholas J. St. George



/s/ Roger W. Schipke         Director                    January 30, 1998
Roger W. Schipke



/s/ Margaret DeB. Tutwiler   Director                    January 30, 1998
Margaret DeB. Tutwiler



/s/ James E. Ukrop           Director                    January 30, 1998
James E. Ukrop



/s/ William Wirth            Director                    January 30, 1998
William Wirth

                                    EXHIBIT INDEX



                                Description of
Exhibit Number			   Document

4                       Legg Mason, Inc./Brandywine 1998 Non-
                        Qualified Stock Option Plan

5                       Opinion of Theodore S. Kaplan, Esq.,
                        Senior Vice President and
                        General Counsel of the Registrant.

23(a)                   Consent of Coopers & Lybrand L.L.P.,
                        independent public accountants.

23(b)                   Consent of Theodore S. Kaplan, Esq.
                        (included in Exhibit 5).

24                      Powers of Attorney of certain directors
                        of the Registrant (included on signature pages hereto).